Exhibit 10.13
PROLOGIS 2000 SHARE OPTION PLAN
FOR OUTSIDE TRUSTEES
(As Amended and Restated Effective as of December 31, 2008)
     1. History, Purpose and Effective Date. ProLogis, a Maryland real estate investment trust (the “Trust”), established the ProLogis 2000 Share Option Plan for Outside Trustees (formerly known as “ProLogis Trust 2000 Share Option Plan for Outside Trustees”, the “Plan”) effective as of May 18, 2000. The Plan was intended to advance the interests of the Trust and its shareholders by affording to the Trustees who are not officers or employees of the Trust or its affiliates an additional opportunity to participate in the ownership of the Trust and to benefit from any appreciation in the market value of the Shares in order to motivate, retain and attract the highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Trust depends. No awards shall be made under the Plan after the date on which the Trust’s 2006 Long-Term Incentive Plan was approved by the Trust’s shareholders (the “Approval Date”). The following provisions, however, constitute an amendment, restatement and continuation of the Plan effective as of December 31, 2008 (the “Effective Date”) to reflect the requirements of section 409A of the Code as applied to outstanding Awards under the Plan. It is intended that the provisions of the Plan conform to the requirements of section 409A of the Code, to the extent applicable, and the Plan will be interpreted in all respects in accordance with such requirements.
     2. Definitions. Unless the context otherwise requires, the following words as used herein shall have the following meanings:
     (a) “Administrator” — The Secretary of the Trust or other person (who is not an Outside Trustee) designated by the Board to administer the Plan.
     (b) “Award” – Collectively or individually, as the context provides, any Option, Deferred Share Unit or other grant of a right under the Plan.
     (c) “Beneficiary” – With respect to an Outside Trustee, the person or persons the Outside Trustee designates to receive the balance in his or her Deferred Unit Account in the event his or her Termination Date occurs on account of death. Any designation of a Beneficiary shall be in writing, signed by the Outside Trustee and filed with the Administrator prior to the Outside Trustee’s death. A Beneficiary designation shall be effective when filed with the Administrator in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance in the Outside Trustee’s Deferred Unit Account shall be distributed to each such Beneficiary per capita. In the absence of a Beneficiary designation or if no Beneficiary survives the Outside Trustee, the Beneficiary shall be the Outside Trustee’s estate.
     (d) “Board” – The Board of Trustees of the Trust.

     (e) “Cause” shall mean, in the reasonable judgment of the Administrator, (i) the willful and continued failure by the Trustee to substantially perform his or her duties with the Trust after written notification by the Trust, (ii) the willful engaging by the Trustee in conduct which is demonstrably injurious to the Trust or any affiliate, monetarily or otherwise, or (iii) the engaging by the Trustee in egregious misconduct involving serious moral turpitude. For purposes hereof, no act, or failure to act, on the Trustee’s part shall be deemed “willful” unless done, or omitted to be done, by the Trustee not in good faith and without reasonable belief that such action was in the best interest of the Trust or the affiliate.
     (f) “Code” – The Internal Revenue Code of 1986, as amended.
     (g) “Deferred Unit Account” – A bookkeeping account maintained by the Trust on behalf of each Outside Trustee who is granted a Deferred Share Unit hereunder.
     (h) “Deferred Share Unit” – A stock unit granted pursuant to the provisions hereof.
     (i) “Dividend Equivalent Units” – As defined in Section 10.
     (j) “Fair Market Value” –The closing price of Shares on the New York Stock Exchange, as such price is reported in the Wall Street Journal on the business day immediately following the date on which the determination is to be made.
     (k) “Option” — An option to purchase Shares granted pursuant to the provisions hereof.
     (l) “Outside Trustee” — A Trustee of the Trust who is not an officer or employee of the Trust or its affiliates.
     (m) “Participant” – An Outside Trustee who has been granted an Award under this Plan.
     (n) “Plan” — ProLogis 2000 Share Option Plan for Outside Trustees set forth herein.
     (o) “Retirement” — Retirement shall mean, with respect to a Participant, the termination of Participant’s position as an Outside Trustee after providing at least five years of service as a Trustee to the Trust and attaining age 60.
     (p) “Shares” — The Trust’s common shares of beneficial interest and any share or shares of beneficial interest or other securities of the Trust hereafter issued or issuable upon, in respect of or in substitution or in exchange therefor.
     (q) “Termination Date” – The date on which a Participant’s service as an Outside Trustee terminates for any reason. Notwithstanding any other provision of the

Plan to the contrary, if any payment hereunder is subject to section 409A of the Code and if such payment is to be made on account of the Participant’s termination of service, whether the Participant has had a termination of service (or separation from service) shall be determined in accordance with section 409A of the Code and applicable guidance thereunder by applying the applicable default provisions.
     (r) “Trustee” – A person who is a member of the Board.
     3. Administration of the Plan. The Plan shall be administered by the Administrator, who shall, in accordance with the provisions hereof: (a) direct the preparation of any appropriate documentation to document the grant of Awards, (b) process and supervise the exercise and termination of Options, (c) make necessary adjustments to the Shares because of changes in capitalization of the Trust, (d) maintain, adjust and supervise payments from Deferred Unit Accounts, and (iv) perform such other ministerial acts as are necessary to carry out the purposes of the Plan.
     4. Shares Subject to Plan. There shall be reserved for use upon exercise of Options granted under the Plan 400,000 Shares (unless such maximum shall be increased or decreased by reason of changes in capitalization as provided in Section 9 hereof). The Shares subject to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Trust.
     5. Options. No Options shall be granted under the Plan after the Approval Date. Any Options outstanding under the Plan prior to the Effective Date shall be governed by the terms of the Plan as in effect immediately prior to the Effective Date, except as provided herein.
     6. Deferred Share Units. No Deferred Share Units shall be granted under the Plan after the Approval Date. Any Deferred Share Unit granted under the Plan prior to the Effective Date shall be subject to the following terms and conditions of this Section 6 and all other terms and conditions of the Plan.
     (a) Crediting of Deferred Share Units. A Stock Unit Account shall be maintained for each Participant who had been granted a Deferred Share Unit under the Plan prior to the Effective Date. As of the Effective Date, his or her Stock Unit Account shall reflect the balance in his or her Stock Unit Account immediately prior to the Effective Date. A Participant shall always have a fully vested interest in his Stock Unit Account.
     (b) Dividend Equivalent Units. A Participant’s Deferred Unit Account shall be credited with Dividend Equivalent Units in accordance with Section 10.
     (c) Distribution of Deferred Unit Account. As of a Participant’s Termination Date, he or she shall be entitled to a distribution of that number of Shares equal to the sum of (i) the number of Deferred Share Units and (ii) the number of Dividend

Equivalent Units credited to his or her Deferred Unit Account as of his or her Termination Date. Any distribution pursuant to this Section 6(c) shall be made as soon as practicable (but in no event more than 30 days) after the Participant’s Termination Date.
     (d) Distributions in the Event of Death. If a Participant’s Termination Date occurs on account of his or her death, any distributions to which the Participant is otherwise entitled hereunder shall be made to the Participant’s Beneficiary as soon as practicable (but in no event more than 30 days) after the Participant’s death.
     (e) Whole Shares Only. Settlement of all Deferred Share Units and Dividend Equivalent Units with respect to a Participant’s Deferred Unit Account shall be made in the form of whole Shares. Any fractional Shares shall be settled in cash. After settlement of a Deferred Share Unit or Dividend Equivalent Unit (or any portion thereof), neither the Participant nor any other person shall have any further rights to or with respect to such Deferred Share Unit or Dividend Equivalent Unit (or the portion thereof so settled).
     7. Non-Transferability and Nonassignment. Deferred Share Units (and associated Dividend Equivalent Units) shall not be transferable other than by will or by the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Deferred Share Unit (or Dividend Equivalent Unit) contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Award shall be null and void and without effect. Neither a Participant’s nor any other person’s rights to payments under the Plan are subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant.
     8. Compliance with Securities and Other Laws. In no event shall the Trust be required to sell or issue Shares with respect to any Deferred Share Unit if the issuance thereof would constitute a violation by either the Participant or the Trust of any provision of any law or regulation of any governmental authority or any national securities exchange. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
     9. Adjustments Upon Changes in Capitalization. The units credited to a Participant’s Deferred Unit Account shall be adjusted from time to time as follows:
     (a) Subject to any required action by shareholders, the number of units credited to a Participant’s Deferred Unit Account shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Trust.
     (b) A merger or consolidation in which the Trust is not the surviving entity shall cause the balance in the Participant’s Deferred Unit Account to be distributed in a lump sum; provided, however, that distribution of amounts credited to a Participant’s Deferred Unit Account shall be distributed pursuant to this paragraph (b) only if the transaction constitutes a change in control event within the meaning of section 409A of the Code with respect to the Participant.
     (c) In the event of a change in the Shares as presently constituted which is limited to a change of all of its authorized Shares with par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be Shares within the meaning of this Plan.
     To the extent that the foregoing adjustments relate to Shares, such adjustments shall be made by the Administrator, whose determination shall be final, binding and conclusive. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Trust to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
     10. Dividend Equivalent Units.
     (a) Award of Dividend Equivalent Units With Respect to Options. With respect to “Dividend Equivalent Units” granted with respect to any Option, the following provisions shall apply.
     (i) Crediting of Dividend Equivalent Units. Dividend Equivalent Units granted in connection with Options under the Plan shall be subject to the following:
(A)	Annual Crediting of Dividend Equivalent Units. As of the last day of each calendar year, if the Option is then outstanding, the Participant shall be credited with a number of Dividend Equivalent Units equal to (I) the Trust’s annual dividend for such calendar year, multiplied by (II) the number of Shares underlying the Participant’s outstanding Options that are entitled to awards of Dividend Equivalent Units under this clause (A) during such calendar year (reduced pro rata to reflect Shares underlying such Options that were not outstanding on the record date with respect to each dividend payment date during such year) and divided by (III) the Trust’s average Share price for such calendar year.

(B)	Additional credits to reflect dividend payments on Dividend Equivalent Units. As of the last day of each calendar year, each Participant shall be credited with a number of additional Dividend Equivalent Units equal to (I) the Trust’s annual dividend for such calendar year, multiplied by (II) the number of Dividend Equivalent Units outstanding during such calendar year (reduced pro rata to reflect Dividend Equivalent Units that were not outstanding on each dividend payment date during such year) and divided by (III) the Trust’s average Share price for such calendar year.
     (ii) Terms and Conditions of Dividend Equivalent Units. Dividend Equivalent Units granted in connection with Options shall be subject to the following terms and conditions:
(A)	Time of Settlement. Each Dividend Equivalent Unit with respect to an Option shall entitle the holder thereof to a Share on the first to occur of (I) the date the Participant exercises the Option with respect to which the Dividend Equivalent Unit was awarded, or (II) the date on which such Option expires by its terms (whether by reason of termination of service or otherwise). Notwithstanding the foregoing, in the case of any Dividend Equivalent Units awarded prior to September 1, 2001, to the extent permitted by the Administrator in its sole discretion, a Participant may irrevocably elect, prior to the date the Shares in settlement of such Dividend Equivalent Units would otherwise be distributable, to defer receipt of such Shares to the last day of a later calendar year, but in no event later than the last day of the calendar year in which occurs the tenth anniversary of the grant of the underlying Option. Any such deferral election shall be made in such form and at such times as the Administrator may determine in its sole discretion. Any payments with respect to Dividend Equivalent Units (whether or not deferred) shall be made as soon as practicable (but in no event more than 30 days) after the date as of which payment is to be made in accordance with the foregoing. All Dividend Equivalent Units granted with respect to Options under the Plan were vested (within the meaning of section 409A of the Code) as of December 31, 2004.

(B)	Whole Shares Only. Settlement of all Dividend Equivalent Units shall be made in the form of whole Shares. Any fractional Shares shall be settled in cash. After settlement of a Dividend Equivalent Unit (or any portion thereof), neither the Participant nor any other person shall have any further rights to or with respect to such Dividend Equivalent Unit (or the portion thereof so settled).
     (b) Award of Dividend Equivalent Units With Respect to Deferred Share Units. Each Participant’s Deferred Unit Account shall be credited with Dividend Equivalent Units in accordance with the following provisions of this paragraph (b):
     (i) Annual Crediting of Dividend Equivalent Units. As of the last day of each calendar year if the Participant then has share units credited to his Deferred Unit Account, the Participant’s Deferred Unit Account shall be credited with a number of Dividend Equivalent Units equal to (A) the Trust’s annual dividend for such calendar year, multiplied by (B) the number of units held in Participant’s Deferred Unit Account Shares during such calendar year (reduced pro rata to reflect units that were not held in the Participant’s Deferred Unit Account on the record date with respect to each dividend payment date during such year) and divided by (C) the Trust’s average Share price for such calendar year.
     (ii) Additional credits to reflect dividend payments on Dividend Equivalent Units. As of the last day of each calendar year if the Participant then has Dividend Equivalent Units credited to his Deferred Unit Account, each Participant shall be credited with a number of additional Dividend Equivalent Units equal to (A) the Trust’s annual dividend for such calendar year, multiplied by (B) the number of Dividend Equivalent Units held in the Participant’s Deferred Unit Account during such calendar year (reduced pro rata to reflect Dividend Equivalent Units that were not held in the Participant’s Deferred Unit Account not held under the Participant’s Deferred Unit Account on each dividend payment date during such year) and divided by (C) the Trust’s average Share price for such calendar year.
     11. Amendment of the Plan. Subject to the requirements of section 409A of the Code, to the extent applicable, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that, without the consent of the Participant, no amendment of the Plan shall materially adversely affect the rights of any Participant accrued under the Plan prior to the date such amendment is adopted by the Board.